Exhibit 99.1

Plug Power Reports $337 million in Gross Billings for 2020, Up 42.5% Year over Year

Announced Multiple Partnerships and Executed Strategic Acquisitions, Establishing Global Platform as a Green Hydrogen Solutions Company

Well Positioned to Leverage Industry Leadership and Capture Meaningful Share of in the $10T Hydrogen Economy

●	2020 marked a record year in gross billings, with Q4 gross billings of $96.3 million and $337 million for the full year reflecting the Company’s strong value proposition in the growing hydrogen industry
●	As previously announced, reported revenue and results were negatively impacted by certain costs of $456 million recorded in the fourth quarter, the majority being non-cash charges related to the accelerated vesting of a customer’s remaining warrants. Given the expenses for this customer program have been fully expensed, the Company’s go-forward reported results should be easier to understand. This resulted in reported revenue of negative $316 million for the quarter and negative $100 million for the full year.
●	Plan to make continued investment during 2021 to deliver on substantial growth opportunity in the green hydrogen economy on a global basis
●	Strong balance sheet with now over $5 billion in cash to execute on its global growth strategy and objectives
●	On track to deliver on recently raised 2021 and 2024 financial targets
●	Added a fourth pedestal customer and selected site for gigafactory to drive scale
●	Executed strategic acquisitions of United Hydrogen and Giner ELX positioning Plug Power as a fully vertically green hydrogen generation company
●	Announced global joint ventures and strategic partnerships with Renault, SK Group and ACCIONA

We are pleased to close 2020 with record gross billings and establishing a global foundation to deliver robust growth for Plug Power in coming years and decades. Our results in 2020 underscores our strong value position in the core market of material handling with a turnkey solution. This business had expanded from $64M of gross billings in 2014 to now at $337M in gross billings. Value propositions of our hydrogen fuel cells were further reinforced as we met peak demand for our pedestal customers in March of 2020 during the pandemic with our products operating at a 99% availability and moving ~30% of all retail food and groceries in the United States. Despite this difficult year of the pandemic, we are pleased with all the progress we made in our business establishing a global platform, strengthening the balance sheet, as well as becoming a fully integrated global green hydrogen solutions company.

Plug Power’s Green Hydrogen Strategy Positions Us to be an Industry Leader in the $10T Hydrogen Economy

During 2020, Plug Power solidified its global leadership position in green hydrogen solutions through acquisitions and strategic partnerships. We closed the acquisition of Giner ELX and United Hydrogen to become a vertically integrated green hydrogen generation company.

We recently increased our green hydrogen generation targets to 500 tons per day by 2025 and 1,000 tons per day before 2028. Working with partners, including Brookfield, Apex, the Company has continued to make progress on moving multiple plants forward with expected completion of two green hydrogen generation plants by the end of 2022. We remain committed to building a resilient, first of a kind, green hydrogen network in the US to support the mission to decarbonize the broader transportation and logistics industries, a mission shared by both Plug Power and its customers. According to Bloomberg New Energy Finance, the global hydrogen economy could reach $10 trillion by 2050, representing 18% of the global energy demand.

Our green hydrogen generation plants will source electricity from hydro, wind, and solar - depending on the location, and cost of electricity. The deployment of green hydrogen fuel is widely viewed as critical for attaining a zero-carbon economy from wells to wheels prospective. The basic building blocks of our green hydrogen generation plant includes our in-house megawatt class electrolyzer, onsite gaseous storage, liquefier, liquid storage and distribution assets.

We believe it is important to note that the market for green hydrogen remains substantial on a global basis. We are planning to provide green hydrogen in multiple end market applications at a similar price to grey hydrogen starting with our core market of material handling and expanding into mobility and other industrial applications.

In addition, we recently announced our partnership with ACCIONA to establish a leading green hydrogen platform for the Iberian Peninsula. The goal of this joint venture (JV) is to reach a 20% market share of the green hydrogen business in Spain and Portugal by 2030. The JV combines Plug Power’s best in class green hydrogen generation and liquefaction technology and ACCIONA’s status as the largest 100% renewable power retailer in Spain. ACCIONA is a global group that develops and manages regenerative infrastructure solutions, especially in renewable energy. With 10.5GW in sixteen countries, the company’s clean energy output is plenty to power more than seven million households worldwide.

Recap of Accomplishments During 2020

Plug Power continues to make strong strides within its fuel cell system business across its target markets. In 2020, Plug Power drove further adoption in core material handling, on-road and stationary power markets. Within its core market of material handling, the Company added a fourth pedestal customer. This customer is an automotive manufacturer with over 50 plants worldwide. Plug Power’s GenKey hydrogen and fuel cell solutions offer an attractive value to auto-manufacturing customers, where material handling fleets spend the day loading and unloading very heavy containers of auto parts that are used in the vehicle assembly process. The steady performance and fast refueling of fuel cell-powered vehicles results in productivity improvements up to 15%. Plug Power will commission four sites for this customer in 2021. In addition, Walmart, a foundational customer for Plug Power, adopted GenKey hydrogen and fuel cells solutions for use in its eCommerce network in 2020, bringing its GenDrive deployed base to more than 9,500 total.

As a reminder, Plug Power’s ProGen and GenDrive fuel cell solutions are modular in nature and can power multiple end market applications including tuggers, automated guided vehicles, airport ground support equipment, and commercial fleet vehicles (class 3-8) for middle and last mile delivery applications. During the year, Plug Power released multiple new ProGen engine models, including the 125kW (on and off-road applications), and 1kW (robotics & drone applications) unit. We continue to make progress with our existing partner Lightning Systems to build ‘middle-mile’ delivery vehicles, producing the first electric, fuel cell-powered Class 6 truck. These vehicles are expected to be on the road by 2021. We are expecting to provide class 6 and class 8 vehicles to Linde for the demonstration of Plug Power’s ProGen fuel cell engine in Class 6 and Class 8 vehicles, which will be used by Linde for delivery of products. Collaboration with Gaussin continues with products design at final stages, and we expect the first product available in 2H 2021.

Plug Power released the GenSure HP product in 2020, designed for large-scale backup power applications including data centers, energy storage systems, and microgrids. Manufacturing production of the GenSure HP product line commenced in December of 2020 to support 2021 customer activity. We continue our work with some of the largest data-center customers in the US with potential deployment in the second half of 2021.

Strategic Partnerships

Immediately after the close of 2020, we announced multiple strategic partnership, expanding and solidifying our global presence. We are very pleased with our recently announced memorandum of understanding (MOU) with Groupe Renault to launch a 50-50 JV. This provides Plug Power with a European platform and also takes us into the vehicle manufacturing business. This JV is targeting 30% share of the fuel cell-powered light commercial vehicle (LCV) market in Europe, which is expected to be 500,000 vehicles by 2030. Work with Renault has been ongoing for almost a year, and we anticipate closing the Renault JV prior to mid-summer. The JV will start commercializing fuel cell LCV’s in Europe starting in 2021 with pilot fleet deployments.

In addition, we also announced a strategic partnership with SK Group, the second largest conglomerate in Korea, to accelerate hydrogen as an alternative energy source in Asian markets.

Plug Power and SK Group formally closed the equity investment on February 24, 2021. The JV is expected to be established this year with some initial deployments in 2021.

Plug Power Innovation Center: Industry-Leading Fuel Cell and Electrolyzer Gigafactory

Expected online by mid-2021, the Innovation Center in Rochester New York will mark a significant expansion in the Company’s production and manufacturing capabilities for fuel cells and electrolyzers. It will also house research and development for MEAs and fuel cell stacks. With a capacity of over a gigawatt of electrical output, the Center will produce an estimated 7 million MEAs/plates, 60,000 stacks, and 500 Mw of electrolyzers per year. Through this Innovation Center, Plug Power will invest $125M into the local economy, create 375 jobs and bring material and component suppliers to the region. The Company will look to replicate this gigafactory design and know-how to support its growing activity in Europe and Asia.

Fourth Quarter and 2020 Financials Recap

The Company achieved record gross billings in 2020 of $96.3 million in the fourth quarter of 2020 and $337.4 million for the full year. The Company deployed over 2,200 fuel cell units in the fourth quarter of 2020 and over 9,800 for the full year. In the year, the Company executed the first ever convertible green bond offering in the US, as well as the largest follow-on offering in the clean energy sector. This serves to strengthen the Company’s balance sheet and fund the overall growth strategy including the build out of green hydrogen generation facilities. Reported GAAP numbers were negatively impacted by costs of $456 million, primarily related to non-cash charges for certain customer warrants. Given the charges associated with this program have now been fully expensed and there will be no future charges for this warrant program, it should simplify the Company’s financial reporting going forward. This resulted in reported revenue of negative $316 million for the quarter and negative $100 million for the full year. Other charges in the quarter included costs associated with a force majeure, hydrogen gas supplier issue; certain Covid-19 related costs; and investments associated with new commercial platforms and business structures.

Assembling a World-Class Leadership Team to Support Growth in 2021

We recently appointed Kimberly Harriman, current Vice President, State Government Relations and Public Affairs, of Avangrid, Inc. to Plug Power’s Board of Directors, and newest member of the Company’s audit committee. Additionally, Plug Power has added Ole Hoefelmann as General Manager of the Electrolyzer Business and Preeti Pande as Chief Marketing Officer. As Plug Power continues to expand into new global markets Harriman, Hoefelmann, and Pande’s experience will be instrumental in ensuring that Plug Power’s world-class products and solutions are responsive to market needs and are shaping the Company’s role in the emerging $10T hydrogen economy.

Strong Visibility in 2021

We are pleased to report that we exceeded our updated target of over $330 million in gross billings in 2020. We are also entering 2021 with strong visibility driven by order book and expansion with our pedestal customer in material handling and are also increasing sales traction in our electrolyzer business. We are reaffirming our recently raised 2021 gross billings guidance of $475 million, up from $450 million. We plan to make significant CapEx and OpEx investments intended to support and accelerate the growth across all of our green hydrogen and fuel cell platforms.

We believe we are building the necessary foundation to be an industry leader in the $10T hydrogen economy. We have set four major goals for 2021:

1.	Accelerate expansion in green hydrogen generation business

2.	Successfully launch JVs with Renault and SK Group providing a global footprint[1]

3.	Continue to expand via partnerships, joint ventures and acquisitions in the hydrogen ecosystem

4.	Expand customer relationships across all businesses to achieve $750M in gross billings in 2022

Again, we’d like to thank our employees for their hard work and look forward to what’s ahead in 2021.

Be well,

Andrew Marsh, President and CEO	Paul Middleton, Chief Financial Officer

Conference Call Information

A conference call will be held today, February 25, 2021.

●	Time: 8:30 am ET

●	Toll-free: 877-405-1239

●	Direct webcast: https://event.webcasts.com/starthere.jsp?ei=1434835&tp_key=a60c80e7fa

The webcast can also be accessed directly from the Plug Power homepage (www.plugpower.com). A playback of the call will be available online for a period of time following the call.

Plug Power Investor Contact

Roberto Friedlander
investors@plugpower.com

Plug Power Media Contact

Teal Vivacqua Hoyos
plugpowerPR@bulleitgroup.com

Cautionary Note on Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. ("Plug"), including but not limited to statements about Plug's expectations regarding our 2021 and 2022 full-year guidance, 2024 financial targets and future gross billings; expectations regarding other targets, including action plans in place to achieve such targets; expectations regarding the effects of the Giner and United Hydrogen acquisitions and Plug’s position as a vertically integrated green hydrogen generation company; expectations regarding the success of its partnerships with Brookfield, Apex and Lightning Systems; expectations regarding the ability of its joint venture with ACCIONA to establish a leading green hydrogen platform for the Iberian Peninsula and its expected market share; statements regarding the planned joint venture with Groupe Renault, including when and if the joint venture will occur, the scope and terms of the joint venture, the potential LCV market share related to the planned joint venture, and the expected expansion into European markets; statements regarding the planned joint venture with SK Group, including when and if the joint venture will occur, the scope and terms of the joint venture and the potential growth and revenue related to the planned joint venture, the expected expansion into Asian markets, and the expected timing of the closing of the investment transaction; expectations regarding the number of GenDrive deployments and fueling stations by the end of 2021; expectations that its collaborations with pedestal customers will continue to increase and associated customer forecasts, including the timing of the non-cash warrant charges; expectations regarding the building of a fuel cell Gigafactory and green hydrogen plants and the timing of such operations; expectations regarding the shipment of stationary solutions and our belief that we have the scalable solution and ability to deploy large scale power systems by 2022; the anticipated growth of the hydrogen economy and our position in the hydrogen economy; expectations regarding expansion in the core market of material handling and projected material handling demand in the future; our position and capabilities in hydrogen generation, liquefaction and distribution of green hydrogen fuel, including our ability to facilitate the growth of the hydrogen economy; our ability to become one of the largest green hydrogen generation companies; our capabilities to drive costs down for the electrolyzer and liquefaction business; statements regarding our comprehensive solutions generating long-term growth and successfully serving multiple industries with low-cost green hydrogen; and expectations that hydrogen will play a systemic role in the transition to renewable energy sources. You are cautioned that such statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. You are cautioned that such statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk of dilution to our stockholders and/or stock price; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders may not ship, be installed and/or converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers, or if one of our major customers delays payment of or is unable to pay its receivables, a material adverse effect could result on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that our convertible senior notes, if settled in cash, could have a material effect on our financial results; the risk that our convertible note hedges may affect the value of our convertible senior notes and our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls; our ability to attract and maintain key personnel; the risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling our products; the risks of delays in or not completing our product development goals; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; our ability to achieve the forecasted gross margin on the sale of our products; the cost and availability of fuel and fueling infrastructures for our products; the risks, liabilities, and costs related to environmental, health and safety matters; the risk of elimination of government subsidies and economic incentives for alternative energy products; market acceptance of our products and services, including GenDrive, GenSure and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing, and the supply of key product components; the cost and availability of components and parts for our products; the risk that possible new tariffs could have a material adverse effect on our business; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the risk of dependency on information technology on our operations and the failure of such technology; the cost of complying with current and future federal, state and international governmental regulations; our subjectivity to legal proceedings and legal compliance; the risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission (the “SEC”). For additional disclosure regarding these and other risks faced by Plug, see the disclosures contained in Plug's public filings with the SEC including the "Risk Factors" section of Plug's Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. You should consider these factors in evaluating the forward-looking statements included in this communication and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Plug undertakes no obligation to update such statements as a result of new information.

For purposes of this letter, gross billings is based on the invoice value of equipment deployed in the period. To that amount, the Company adds the invoice value for services rendered in the period, fuel provided to customers, power provided under Power Purchase agreements, etc. Invoice value of equipment and service is measured on a relative basis using cash value within contracts with customers. The Company’s objective in presenting gross billings is to present to investors an operating metric that conveys commercial growth over time. Management also uses this operating metric as a measurement of commercial growth, as well as establishing performance targets, annual budgets and makes operating decisions based in part on gross billings. The significant estimates and assumptions underlying the metric include the allocation of revenue, excluding the provision for warrants, based on relative stand along selling prices used in our GAAP revenue numbers.

Plug Power Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2020	December 31, 2019
Assets		
Current assets:		
Cash and cash equivalents	$ 1,312,404	$ 139,496
Restricted cash	62,777	54,813
Accounts receivable	42,818	25,448
Inventory	139,386	72,391
Prepaid expenses and other current assets	45,550	21,192
Total current assets	1,602,935	313,340
Restricted cash	259,103	175,191
Property, plant, and equipment, net	74,549	14,959
Leased property, net	361,760	244,740
Goodwill	72,387	8,842
Intangible assets, net	38,851	5,539
Other assets	6,552	8,573
Total assets	$ 2,416,137	$ 771,184
Liabilities, Redeemable Preferred Stock, and Stockholders' Equity		
Current liabilities:		
Accounts payable	$ 50,047	$ 40,376
Accrued expenses	39,655	14,213
Deferred revenue	23,275	11,691
Finance obligations	71,390	49,507
Current portion of long-term debt	24,963	26,461
Other current liabilities	26,675	8,543
Total current liabilities	236,005	150,791
Deferred revenue	33,021	23,369
Finance obligations	382,686	265,228
Convertible senior notes, net	85,640	110,246
Long-term debt	150,439	85,708
Other liabilities	22,312	13
Total liabilities	910,103	635,355
Redeemable preferred stock:		
Series C redeemable convertible preferred stock, $0.01 par value per share (aggregate involuntary liquidation preference $16,664); 10,431 shares authorized; Issued and outstanding: zero at December 31, 2020 and 2,620 at December 31, 2019	—	709
Series E redeemable preferred stock, $0.01 par value per share; Shares authorized: 35,000 at both December 31, 2020 and December 31, 2019; Issued and outstanding: zero at December 31, 2020 and 500 at December 31, 2019	—	441
Stockholders' equity:		
Common stock, $0.01 par value per share; 750,000,000 shares authorized; Issued (including shares in treasury): 473,977,469 at December 31, 2020 and 318,637,560 at December 31, 2019	4,740	3,186
Additional paid-in capital	3,446,680	1,507,116
Accumulated other comprehensive income	2,563	1,400
Accumulated deficit	(1,907,515)	(1,345,807)
Less common stock in treasury: 15,926,068 at December 31, 2020 and 15,259,045 at December 31, 2019	(40,434)	(31,216)
Total stockholders' equity	1,506,034	134,679
Total liabilities, redeemable preferred stock, and stockholders' equity	$ 2,416,137	$ 771,184

Plug Power Inc. and Subsidiaries

Consolidated Statement of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
Net revenue:				
Sales of fuel cell systems and related infrastructure	$ (246,037)	$ 69,767	$ (94,376)	$ 149,884
Services performed on fuel cell systems and related infrastructure	(36,838)	7,328	(17,252)	25,217
Power Purchase Agreements	7,066	6,739	26,920	25,853
Fuel delivered to customers	(40,608)	7,779	(16,072)	29,099
Other	76	51	311	186
Net revenue	(316,341)	91,664	(100,469)	230,239
Cost of revenue:				
Sales of fuel cell systems and related infrastructure	53,829	46,419	169,758	96,859
Services performed on fuel cell systems and related infrastructure	13,343	9,999	35,089	28,801
Provision for loss contracts related to service	704	—	5,010	—
Power Purchase Agreements	19,931	11,992	61,965	40,056
Fuel delivered to customers	18,462	10,422	50,729	36,357
Other	48	50	323	200
Total cost of revenue	106,317	78,882	322,874	202,273
Gross (loss) profit	(422,658)	12,782	(423,343)	27,966
Operating expenses:				
Research and development	18,885	9,341	51,018	33,675
Selling, general and administrative	28,955	10,982	75,903	44,333
Total operating expenses	47,840	20,323	126,921	78,008
Operating loss	(470,498)	(7,541)	(550,264)	(50,042)
Interest and other expense, net	(16,419)	(10,806)	(58,441)	(34,984)
Change in fair value of common stock warrant liability	—	72	—	79
Change in fair value of contingent consideration	(30)	—	(1,160)	—
Gain (loss) on extinguishment of debt	4,168	—	17,390	(518)
Loss before income taxes	$ (482,779)	$ (18,275)	$ (592,475)	$ (85,465)
Income tax benefit	6,611	—	30,793	—
Net loss attributable to the Company	$ (476,168)	$ (18,275)	$ (561,682)	$ (85,465)
Preferred stock dividends declared and accretion of discount	—	(13)	(26)	(52)
Net loss attributable to common stockholders	$ (476,168)	$ (18,288)	$ (561,708)	$ (85,517)
Net loss per share:				
Basic and diluted	$ (1.12)	$ (0.07)	$ (1.58)	$ (0.36)
Weighted average number of common stock outstanding	425,358,903	260,053,150	354,790,106	237,152,780